Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 18, 1997 included in Omnicom Group Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


                                                  /s/ ARTHUR ANDERSEN LLP


New York, New York
February 12, 1998